Exhibit 1

The name of the Reporting Person is ComVest Capital, LLC, a Delaware limited liability company (“ComVest”). ComVest is a private investment company. The managing member of ComVest is ComVest Capital Management LLC, a Delaware limited liability company ("Management"), the managing member of which is ComVest Group Holdings, LLC, a Delaware limited liability company ("CGH"). Michael Falk ("Falk") is the Chairman and principal member of CGH.

JOINT FILING AGREEMENT

The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13G and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of Crdentia Corp. and hereby affirm that this Schedule 13G is being filed on behalf of each of the undersigned.

Dated: July 3, 2008

ComVest Capital, LLC By: ComVest Capital Management LLC, its managing member

By:	/s/ Cecilio M. Rodriguez
Cecilio M. Rodriguez

ComVest Capital Management LLC

By:	/s/ Cecilio M. Rodriguez
Cecilio M. Rodriguez

ComVest Group Holdings, LLC

By:	/s/ Cecilio M. Rodriguez
Cecilio M. Rodriguez

By:	/s/ Michael S. Falk
Michael S. Falk, individually